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                                                                 Exhibit 5.1
                       [Letterhead of Sullivan & Cromwell]




                                                         September 4, 2001




UBS AG,
      Bahnhofstrasse 45,
           CH-8098 Zurich,
                Switzerland.

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of $1,390,000,000 aggregate amount of debt securities and warrants (collectively, the "Securities") of UBS AG, a corporation organized under the laws of Switzerland (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion:
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UBS AG                                                                      -2-

                   (1) The indenture relating to the debt securities, dated as of November 21, 2000, has been duly executed and delivered by the Company. When the Registration Statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the debt securities and of their issuance and sale have been duly established in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the debt securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (2) With respect to the warrants to be issued under the warrant indenture referred to in the prospectus forming a part of the Registration Statement, when the Registration Statement has become effective under the Act, such indenture, substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered, the terms of such warrants and of their issuance and sale have been duly established in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument
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UBS AG                                                                      -3-

binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such warrants have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (3) With respect to the warrants to be issued under a warrant agreement as described in the prospectus forming a part of the Registration Statement, when the Registration Statement has become effective under the Act, the warrant agreement under which such warrants are to be issued has been duly authorized, executed and delivered in such form as will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such as will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the terms of such warrants and of their issuance and sale have been duly established in conformity with such warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such warrants have been duly executed and authenticated in
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UBS AG                                                                      -4-

accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants issued that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include warrants to be issued under the indenture relating to certain of the warrants.

                  We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under
Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such a Security would be required to render such judgment in the foreign currency or currency unit in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect
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UBS AG                                                                      -5-

of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed that the Company has been duly incorporated and is an existing corporation in good standing under the laws of Switzerland, that each indenture was or will be duly authorized, executed and delivered by the Company insofar as the laws of Switzerland are concerned and that all corporate action by the Company related to the Securities was or will be duly authorized as a matter of Swiss law. Also, we have assumed that the indenture relating to the debt securities has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,



                                            /s/ Sullivan & Cromwell